Exhibit 3.1

Territory of the Virgin Islands

The BVI Business Companies Act, 2004

MEMORANDUM AND ARTICLES OF ASSOCIATION OF

Expectation Acquisition Corporation

Incorporated as a BVI business company on the 11th day of May, 2018

Amended and Restated on 14th day of April 2021

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT 2004

MEMORANDUM OF ASSOCIATION

OF

EXPECTATION ACQUISITION CORPORATION

A COMPANY LIMITED BY SHARES

1	NAME

The name of the Company is Expectation Acquisition Corporation.

2	STATUS

The Company shall be a company limited by shares.

3	REGISTERED OFFICE AND REGISTERED AGENT

3.1	The first registered office of the Company is at Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands, the office of the first registered agent.

3.2	The first registered agent of the Company is Harneys Corporate Services Limited of Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, British Virgin Islands.

3.3	The Company may change its registered office or registered agent by a Resolution of Directors or a Resolution of Members. The change shall take effect upon the Registrar registering a notice of change filed under section 92 of the Act.

4	CAPACITY AND POWER

4.1	The Company has, subject to the Act and any other British Virgin Islands legislation for the time being in force, irrespective of corporate benefit:

(a)	full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and

(b)	for the purposes of paragraph (a), full rights, powers and privileges.

4.2	There are, subject to clause 4.1, no limitations on the business that the Company may carry on.

5	NUMBER AND CLASSES OF SHARES

5.1	The Company is authorised to issue an unlimited number of shares of no par value divided into six classes of shares as follows:

(a)	Ordinary shares of no par value (Ordinary Shares);

(b)	Class A preferred shares of no par value (Class A Preferred Shares);

(c)	Class B preferred shares of no par value (Class B Preferred Shares);

(d)	Class C preferred shares of no par value (Class C Preferred Shares);

(e)	Class D preferred shares of no par value (Class D Preferred Shares); and

(f)	Class E preferred shares of no par value (Class E Preferred Shares and together with the Class A Preferred Shares, the Class B Preferred Shares, Class C Preferred Shares and the Class D Preferred Shares being referred to as the Preferred Shares).

5.2	The Company may issue fractional Shares and a fractional Share shall have the corresponding fractional rights, obligations and liabilities of a whole share of the same class or series of shares.

6	DESIGNATIONS POWERS PREFERENCES OF SHARES

6.1	Each Ordinary Share in the Company confers upon the Member:

(a)	the right to one vote at a meeting of the Members of the Company or on any Resolution of Members;

(b)	the right to an equal share in any dividend paid by the Company; and

(c)	the right to an equal share in the distribution of the surplus assets of the Company on its liquidation.

6.2	The rights, privileges, restrictions and conditions attaching to the Preferred Shares shall be stated in this Memorandum, which shall be amended accordingly prior to the issue of such Preferred Shares. Such rights, privileges, restrictions and conditions may include:

(a)	the number of shares and series constituting that class and the distinctive designation of that class;

(b)	the dividend rate of the Shares of that class, if any, whether dividends shall be cumulative, and, if so, from which date or dates, and whether they shall be payable in preference to, or in relation to, the dividends payable on any other class or classes of Shares;

(c)	whether that class shall have voting rights, and, if so, the terms of such voting rights;

(d)	whether that class shall have conversion or exchange privileges, and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine;

(e)	whether or not the Shares of that class shall be redeemable, and, if so, the terms and conditions of such redemption, including the manner of selecting Shares for redemption if less than all Shares are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount maybe less than fair value and which may vary under different conditions and at different dates;

(f)	whether that class shall be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of Shares of that class, and, if so, the terms and amounts of such sinking fund;

(g)	the right of the Shares of that class to the benefit of conditions and restrictions upon the creation of indebtedness of the Company or any subsidiary, upon the issue of any additional Shares (including additional Shares of such class of any other class) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition or any subsidiary of any outstanding Shares of the Company;

(h)	the right of the Shares of that class in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and whether such rights be in preference to, or in relation to, the comparable rights or any other class or classes of Shares; and

(i)	any other relative, participating, optional or other special rights, qualifications, limitations or restrictions of that class.

6.3	The directors may at their discretion by Resolution of Directors redeem, purchase or otherwise acquire all or any of the Shares in the Company subject to Regulation 3 of the Articles.

7	VARIATION OF RIGHTS

The rights attached to Shares as specified in Clause 6 may only, whether or not the Company is being wound up, be varied with the consent in writing of or by a resolution passed at a meeting by the holders of more than 50 per cent of the issued Shares of that class.

8	RIGHTS NOT VARIED BY THE ISSUE OF SHARES PARI PASSU

The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

9	REGISTERED SHARES

9.1	The Company shall issue registered shares only.

9.2	The Company is not authorised to issue bearer shares, convert registered shares to bearer shares or exchange registered shares for bearer shares.

10	TRANSFER OF SHARES

10.1	A share may, subject to the provisions of the Articles, be transferred subject to the prior or subsequent approval of the Company contained in a Resolution of Members or a Resolution of Directors.

10.2	The Members and/or the directors may in their absolute and unfettered discretion refuse to approve any intended transfer of a Share.

11	AMENDMENT OF MEMORANDUM AND ARTICLES

11.1	The Company may amend its Memorandum or Articles by a Resolution of Members or by a Resolution of Directors, save that no amendment may be made by a Resolution of Directors:

(a)	to restrict the rights or powers of the Members to amend the Memorandum or Articles;

(b)	to change the percentage of Members required to pass a Resolution of Members to amend the Memorandum or Articles;

(c)	in circumstances where the Memorandum or Articles cannot be amended by the Members; or

(d)	to Clauses 7 or 8 or this Clause 11.

12	DEFINITIONS AND INTERPRETATION

12.1	In this Memorandum of Association and the attached Articles of Association, if not inconsistent with the subject or context:

(a)	Act means the BVI Business Companies Act, 2004 and includes the regulations made under the Act;

(b)	Articles means the attached Articles of Association of the Company;

(c)	Chairman of the Board and Chairman has the meaning specified in Regulation 13;

(d)	Class A Preferred Shares has the meaning ascribed to it in Clause 5.1;

(e)	Class B Preferred Shares has the meaning ascribed to it in Clause 5.1;

(f)	Class C Preferred Shares has the meaning ascribed to it in Clause 5.1;

(g)	Class D Preferred Shares has the meaning ascribed to it in Clause 5.1;

(h)	Class E Preferred Shares has the meaning ascribed to it in Clause 5.1;

(i)	Distribution in relation to a distribution by the Company means the direct or indirect transfer of an asset, other than Shares, to or for the benefit of a Member in relation to Shares held by a Member, and whether by means of a purchase of an asset, the redemption or other acquisition of Shares, a distribution of indebtedness or otherwise, and includes a dividend;

(j)	Eligible Person means individuals, corporations, trusts, the estates of deceased individuals, partnerships and unincorporated associations of persons;

(k)	Member means an Eligible Person whose name is entered in the share register of the Company as the holder of one or more Shares or fractional Shares;

(l)	Memorandum means this Memorandum of Association of the Company;

(m)	Ordinary Shares has the meaning ascribed to it in Clause 5.1;

(n)	Preferred Shares has the meaning ascribed to it in Clause 5.1;

(o)	Resolution of Directors means either:

(i)	a resolution approved at a duly convened and constituted meeting of directors of the Company or of a committee of directors of the Company by the affirmative vote of a majority of the directors present at the meeting who voted except that where a director is given more than one vote, he shall be counted by the number of votes he casts for the purpose of establishing a majority; or

(ii)	a resolution consented to in writing by all directors or by all members of a committee of directors of the Company, as the case may be;

(p)	Resolution of Members means either:

(i)	a resolution approved at a duly convened and constituted meeting of the Members of the Company by the affirmative vote of a majority of the votes of the Shares entitled to vote thereon which were present at the meeting and were voted; or

(ii)	a resolution consented to in writing by a majority of the votes of Shares entitled to vote thereon;

(q)	Seal means any seal which has been duly adopted as the common seal of the Company;

(r)	Securities means Shares and debt obligations of every kind of the Company, and including without limitation options, warrants and rights to acquire shares or debt obligations;

(s)	Share means a share issued or to be issued by the Company;

(t)	Treasury Share means a Share that was previously issued but was repurchased, redeemed or otherwise acquired by the Company and not cancelled; and

(u)	written or any term of like import includes information generated, sent, received or stored by electronic, electrical, digital, magnetic, optical, electromagnetic, biometric or photonic means, including electronic data interchange, electronic mail, telegram, telex or telecopy, and “in writing” shall be construed accordingly.

12.2	In the Memorandum and the Articles, unless the context otherwise requires a reference to:

(a)	a Regulation is a reference to a regulation of the Articles;

(b)	a Clause is a reference to a clause of the Memorandum;

(c)	voting by Member is a reference to the casting of the votes attached to the Shares held by the Member voting;

(d)	the Act, the Memorandum or the Articles is a reference to the Act or those documents as amended; and

(e)	the singular includes the plural and vice versa.

12.3	Any words or expressions defined in the Act unless the context otherwise requires bear the same meaning in the Memorandum and Articles unless otherwise defined herein.

12.4	Headings are inserted for convenience only and shall be disregarded in interpreting the Memorandum and Articles.

Signed for HARNEYS CORPORATE SERVICES LIMITED of Craigmuir Chambers, Road Town, Tortola, VG1110, British Virgin Islands for the purpose of incorporating a BVI Business Company under the laws of the British Virgin Islands on 11 May 2018:

Incorporator

SGD: Indira Ward-Lewis

………………………………… Indira Ward-Lewis Authorised Signatory

HARNEYS CORPORATE SERVICES LIMITED